SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) January 26, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 1.01. Entry into a Material Definitive Agreement.

Entergy Corporation

Entergy Corporation ("Entergy," or, the "Company") maintains the Amended and Restated 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries ("EOP"), a shareholder-approved equity compensation plan. From time to time, Entergy grants options to purchase common stock ("Stock Options"), performance units denominated as phantom shares of Entergy common stock as part of its long term incentive program ("Performance Units"), and other equity-based compensation under the EOP. When making grants of Stock Options and Performance Units to executive officers, directors, and other eligible participants under the EOP, the Company delivers grant letters to these participants.

A form of the grant letter used in connection with the grant of Stock Options under the EOP is attached as Exhibit 99.1 hereto. It provides for a ten year option term, vesting in equal increments over a three year period, termination of unvested options upon termination of employment, allows for exercise using a variety of methods, such as cash purchase, cashless-cash, and stock-for-stock, and contains a requirement that executives retain 75% of their after tax net profit from option exercises for a period of five years.

A form of grant letter used in connection with the grant of Performance Units under the EOP is attached as Exhibit 99.2. It allows for participation in the program for certain officers, provides performance criteria based on comparative measures of total shareholder return, describes levels of payment related to the Company's performance as measured by the stated criteria, and describes alternatives for payment or deferral at the end of the performance period.

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Entergy Corporation Form of Stock Option Grant Letter
99.2	Entergy Corporation Form of Long Term Incentive Plan Performance Unit Grant Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: January 26, 2005